Exhibit 6(v)

[GRAPHIC APPEARS HERE]

Associated with Corporation System

CORPORATION TRUST CENTER	February 12, 1985	MAILING ADDRESS.
1219 ORANGE STREET		P.O. BOX 631
WILMINGTON - DEL		WILMINGTON DEL. 19899
[ILLEGIBLE]

RE: Security First Life Insurance Company

Bayard, Handelman & Murdoch, P.A.

Att: William Campbell, Attorney

1300 Delaware Trust Building

Wilmington, Delaware 19899

Attached for the permanent records of this corporation, is the certified recorded copy of your document, which has just been released by the Recorder of Deeds.

THE CORPORATION TRUST COMPANY

/s/ George J. Coyle
George J. Coyle
Assistant Vice-President

Enclosure

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Security First Life Insurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

FIRST: That the Board of Directors of said Corporation, at a meeting duly called and held on April 11, 1983, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the par value of the Common Stock of the Corporation be increased from $100.00 per share to $200.00 per share.

RESOLVED FURTHER, That Article “Fourth” of the certificate of Incorporation of Security First Life Insurance Company be amended so that, as amended, said Article “Fourth” shall be and read as follows:

“FOURTH, The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,000 shares of Common Stock with a par value of $200.00 per share.”

SECOND: That in dieu of a meeting and vote of stock-holders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Security First Life Insurance Company has caused this Certificate to be signed by Russell B. Pace, Jr., its Vice Chairman of the Board, and attested to by David M. Sanderford, its Assistant Secretary, this 26th day of April, 1983.

SECURITY FIRST LIFE INSURANCE COMPANY

[SIGNATURE APPEARS HERE]